Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2023, with respect to the consolidated financial statements of Progressive Care Inc. for the year ended December 31, 2022, included in this Joint Proxy Statement and Registration Statement on Amendment No. 2 to Form S-4 of NextPlat Corp in connection with the NextPlat-Progressive Care merger.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

August 2, 2024